Exhibit 10.1

FIFTH AMENDMENT TO OPTION AGREEMENT

THIS FIFTH AMENDMENT (this “Fifth Amendment”) is made as of June 4, 2007, by and between SAHARA LAS VEGAS CORP., a Nevada corporation (“Optionor”), and LVTI LLC, a Delaware limited liability company (“Optionee”).

RECITALS

Whereas, Optionor and Optionee entered into that certain Option Agreement, dated as of June 24, 2006 (the “Original Agreement”);

Whereas Optionor and Optionee entered into that certain First Amendment to Option Agreement, dated as of September 13, 2006 (the “First Amendment”);

Whereas Optionor and Optionee entered into that certain Second Amendment to Option Agreement, dated as of December 15, 2006 (the “Second Amendment”);

Whereas Optionor and Optionee entered into that certain Third Amendment to Option Agreement, dated as of March 27, 2007 (the “Third Amendment”);

Whereas Optionor and Optionee entered into that certain Fourth Amendment to Option Agreement, dated as of March 30, 2007 (the “Fourth Amendment”, and collectively with the First Amendment, the Second Amendment, the Third Amendment, and the Original Agreement, the “Agreement”); and

Whereas, Optionor and Optionee now wish to amend the Agreement as provided below in this Fifth Amendment;

WITNESSETH:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1. The first clause of the first sentence of Paragraph 1.2 of the Agreement, which was previously amended pursuant to the First Amendment, is hereby deleted and the following clause is substituted in lieu thereof:

“The term of the Option shall commence on the date of this Agreement and shall terminate at midnight Las Vegas time on June 30, 2008 (the “Option Term”);”

2. Clause (iii) of Paragraph 2.2 of the Agreement, which was previously amended pursuant to the First Amendment, is hereby deleted and the following new clause (iii) is hereby substituted in lieu thereof:

“(iii)(A) On or before October 1, 2007, and thereafter on or before the first (1st) day of each subsequent calendar month until the earlier of the Closing or March 31, 2008, the monthly amount of Two Million Three Hundred Twenty-Nine Thousand One Hundred Sixty-Seven and No/100 Dollars ($2,329,167.00) and (B) commencing April 1, 2008, and thereafter on or before the first (1st) day of each subsequent calendar month until the earlier of the Closing or the expiration of the Option Term, the monthly amount of Two Million Eight Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and No/100 Dollars ($2,866,667.00) (each installment paid pursuant to clause (A) and (B) is hereinafter referred to as a “Carry Option Payment”).”

3. The fifth sentence in Paragraph 2.2 following clause (iii) thereof, which was previously amended pursuant to the First Amendment, is hereby amended by adding the following words to the end of the sentence after the words “in accordance with Paragraph 2.1 of this Agreement”:

“; provided, however, that if the Closing Date occurs on any day other than the last day of a calendar month and Optionee has paid a Carry Option Payment for such month, then the pro rata portion of such Carry Option Payment (prorated based on the number of days in such month in which the Closing Date occurs) applicable to the remaining number of days following the Closing Date in such month shall be a credit to Optionee against the Purchase Price (such credit a “COP Credit”).”

4. Paragraphs 9.1.1(c) and 9.1.2(b) of the Agreement, which were previously amended pursuant to the First Amendment, are hereby amended by adding the following words to the end of the parenthetical (and within such parenthetical) found in each Paragraph that reads “(with credit for the Initial Deposit, the Second Deposit and any Extension Payment Credit Amount (if any), but not for any Carry Option Payments)”: “, except for the amount of any COP Credit, which shall be a credit to Optionee against the Purchase Price in accordance with Paragraph 2.2 of this Agreement”.

5. This Fifth Amendment may be signed in any number of counterparts, which shall be considered collectively as a single document. Facsimile signatures will be treated as originals for all purposes.

6. Except as amended hereby, the Agreement is unchanged and as amended hereby the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Blank. Signatures on Following Page.]

IN WITNESS WHEREFORE, the parties hereto have executed this Fifth Amendment as of the date first hereinabove written.

OPTIONOR:		OPTIONEE:

SAHARA LAS VEGAS CORP., a Nevada corporation		LVTI LLC, a Delaware limited liability company

By:	/s/ Paul W. Lowden	By:	/s/ Christopher Milam
Name:	Paul W. Lowden	Name:	Christopher Milam
Title:	President	Title:	Chairman

GUARANTY

The undersigned hereby guarantees the performance of the obligations of Optionor under the Agreement as amended by the foregoing Fifth Amendment.

GUARANTOR:

ARCHON CORPORATION, a Nevada corporation

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	President

3